UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 16, 2018
(Date of earliest event reported)
Qorvo, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36801	46-5288992
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification No.)

7628 Thorndike Road, Greensboro, North Carolina 27409-9421
(Address of principal executive offices)
(Zip Code)

(336) 664-1233
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 1.01. Entry into a Material Definitive Agreement.
Indenture
On July 16, 2018, Qorvo, Inc. (the “Company”) completed an offering of $500 million aggregate principal amount of its 5.50% Senior Notes due 2026 (the “2026 Notes”). The 2026 Notes were sold in the United States to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or outside the United States pursuant to Regulation S under the Securities Act.
The 2026 Notes were issued pursuant to an indenture, dated as of July 16, 2018 (the “Indenture”), by and among the Company, the Company’s domestic subsidiaries that guarantee the Company’s obligations under its existing credit facility, as guarantors (the “Guarantors”), and MUFG Union Bank, N.A., as trustee (the “Trustee”). The Company used a portion of the net proceeds of the offering of the 2026 Notes to fund the 2025 Tender Offer (as defined below) and to pay related fees and expenses of the offering and the Tender Offers (as defined below), and will use the remaining net proceeds for general corporate purposes.
Interest will be payable on the 2026 Notes at a rate of 5.50% per annum, semi-annually on January 15 and July 15 of each year, commencing on January 15, 2019. The 2026 Notes will mature on July 15, 2026.
At any time prior to July 15, 2021, the Company may redeem all or part of the 2026 Notes, at a redemption price equal to 100% of their principal amount, plus a “make whole” premium as of the redemption date, and accrued and unpaid interest. In addition, at any time prior to July 15, 2021, the Company may redeem up to 35% of the original aggregate principal amount of the 2026 Notes with the proceeds of one or more equity offerings, at a redemption price equal to 105.500%, plus accrued and unpaid interest. Furthermore, at any time on or after July 15, 2021, the Company may redeem the 2026 Notes, in whole or in part, at once or over time, at the specified redemption prices set forth in the Indenture, plus accrued and unpaid interest thereon to the redemption date (subject to the rights of holders of record on the relevant record date to receive interest due on the relevant interest payment date).
The Indenture contains customary events of default, including, among other things, payment default, exchange default, failure to provide certain notices thereunder and certain provisions related to bankruptcy events. The Indenture also contains customary negative covenants.
The 2026 Notes have not been registered under the Securities Act, or any state securities laws, and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.
This Current Report on Form 8-K (this “Report”) does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any offer, solicitation or sale of, the 2026 Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.
The description of the Indenture and the 2026 Notes in this Report is a summary and is qualified in its entirety by reference to the text of the Indenture, which is filed as Exhibit 4.1 to this Report and incorporated herein by reference.
Registration Rights Agreement
In connection with the offering of the 2026 Notes, the Company entered into a Registration Rights Agreement, dated as of July 16, 2018 (the “Registration Rights Agreement”), with the Guarantors party thereto, on the one hand, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the initial purchasers of the 2026 Notes (the “Initial Purchasers”), on the other hand.
Under the Registration Rights Agreement, the Company and the Guarantors have agreed to use their commercially reasonable efforts to (i) file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement (the “Exchange Offer Registration Statement”) relating to a registered exchange offer (the “Exchange Offer”) to exchange the 2026 Notes for a new series of the Company’s exchange notes having terms substantially identical in all material respects to, and in the same aggregate principal amount, as the 2026 Notes, (ii) cause the Exchange Offer Registration Statement to be declared effective by the SEC; and (iii) cause the Exchange Offer to be consummated no later than the 360th day after July 16, 2018 (or if such 360th day is not a business day, the next succeeding business day). The Company and the Guarantors have also agreed to use their commercially reasonable efforts to cause the Exchange Offer Registration Statement to be effective continuously and keep the exchange offer open for a period of not less than the minimum period required under applicable federal and state securities laws to consummate the Exchange Offer.
Under certain circumstances, the Company and the Guarantors have agreed to use their commercially reasonable efforts to (i) file a shelf registration statement relating to the resale of the 2026 Notes as promptly as practicable, and (ii) cause the shelf registration statement to be declared effective by the SEC as promptly as practicable. The Company and the Guarantors have also agreed to use their commercially reasonable efforts to keep the shelf registration statement continuously effective until one year after its effective date (or such shorter period that will terminate when all the 2026 Notes covered thereby have been sold pursuant thereto).
If the Company fails to meet any of these targets, the annual interest rate on the 2026 Notes will increase by 0.25% during the 90-day period following the default, and will increase by an additional 0.25% for each subsequent 90-day period during which the default continues, up to a maximum additional interest rate of 1.0% per year. If the Company cures the default, the interest rate on the 2026 Notes will revert to the original level.

The description of the Registration Rights Agreement in this Report is a summary and is qualified in its entirety by reference to the complete text of the Registration Rights Agreement, which is filed as Exhibit 4.2 to this Report and incorporated herein by reference.
The Company has various relationships with the Initial Purchasers of the 2026 Notes. Certain of the Initial Purchasers and their affiliates have engaged, and may in the future engage, in investment banking, commercial banking and other financial advisory and commercial dealings with the Company and its affiliates. In addition, certain of the initial purchasers, or their respective affiliates, have a lending relationship with the Company. These initial purchasers, or their respective affiliates, have received, and may in the future receive, customary fees and expenses for those services.

Item 8.01. Other Events.

On July 16, 2018, the Company issued a press release announcing that it had closed its previously announced offering of $500 million aggregate principal amount of 2026 Notes in a private offering to certain institutions that then resold the 2026 Notes (i) to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act, and (ii) to certain non-U.S. persons in accordance with Regulation S under the Securities Act. A copy of the press release is attached as Exhibit 99.1 to this Report and incorporated herein by reference.

On July 16, 2018, the Company issued a press release announcing the expiration of its previously announced cash tender offer (the “2023 Tender Offer”) for any and all of the Company’s outstanding 6.75% Senior Notes due 2023 (the “2023 Notes”) and the results to date of its previously announced cash tender offer (the “2025 Tender Offer,” and together with the 2023 Tender Offer, the “Tender Offers”) for up to $300 million of the Company’s outstanding 7.00% Senior Notes due 2025 (the “2025 Notes”). A copy of the press release is attached as Exhibit 99.2 to this Report and incorporated herein by reference.

The Tender Offers were only made pursuant to an Offer to Purchase and Consent Solicitation Statement and the accompanying Letter of Transmittal and Consent. The Tender Offers were not made to holders of 2023 Notes and 2025 Notes in any state or jurisdiction in which the making or acceptance thereof would have been unlawful under the securities laws of such jurisdiction.

On July 16, 2018, the Company elected to redeem all of the approximately $15.2 million outstanding aggregate principal amount of the 2023 Notes. On July 16, 2018, MUFG Union Bank, N.A., as trustee and paying agent under the indenture governing the 2023 Notes, gave the notice of redemption to the record holders of the outstanding 2023 Notes. The redemption of the outstanding 2023 Notes is scheduled to occur on July 19, 2018.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
4.1	Indenture, dated as of July 16, 2018, among Qorvo, Inc., the Guarantors party thereto and MUFG Union Bank, N.A., as Trustee
4.2
Registration Rights Agreement, dated as of July 16, 2018, by and among Qorvo, Inc., the Guarantors named therein and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several Initial Purchasers named therein

99.1	Press release dated July 16, 2018 regarding notes offering
99.2	Press release dated July 16, 2018 regarding tender offers

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Qorvo, Inc.

By:	/s/ Mark J. Murphy
Mark J. Murphy
Chief Financial Officer

Date:    July 16, 2018